Exhibit 99.1

Quidel Contact:	Media and Investors Contact:
Quidel Corporation	Quidel Corporation
Randy Steward	Ruben Argueta
Chief Financial Officer	(858) 646-8023
(858) 552-7931	rargueta@quidel.com

QUIDEL REPORTS THIRD QUARTER 2012

FINANCIAL RESULTS

SAN DIEGO, October 23, 2012 (Marketwire) – Quidel Corporation (NASDAQ: QDEL), a leading provider of rapid diagnostic testing solutions and cellular-based virology assays, announced today financial results for the third quarter ended September 30, 2012.

Third Quarter 2012 Highlights:

•	Revenues were $33.0 million.
•	Received CE Mark for Sofia® RSV Fluorescent Immunoasssay (FIA) test.
•	Entered into a new $140 million revolving credit facility.
•	Entered into an agreement with Life Technologies for the development of molecular assays for Life Technologies’ new QuantStudioTM platform.

Third Quarter 2012 Results

Total revenues for the third quarter of 2012 were $33.0 million, compared to $33.1 million in the third quarter of 2011, as an increase in Pregnancy product revenues contributed to 7% growth in the Women’s Health category, but was offset by a 2% decline in sales of Infectious Disease products.

Net loss for the third quarter of 2012 was $0.7 million, or $(0.02) per share, compared to net loss of $1.1 million, or $(0.03) per share, for the third quarter of 2011. On a non-GAAP basis, excluding amortization of intangibles and stock compensation expense, net income for the third quarter of 2012 was $2.6 million, or $0.08 per diluted share, compared to net income of $2.9 million, or $0.08 per diluted share, for the third quarter of 2011.

“Revenues in the third quarter were as anticipated, and consistent with a period of low influenza like illness (ILI) activity,” said Douglas Bryant, president and CEO of Quidel Corporation. “We are pleased with our commercial efforts with Sofia to date, and with the continued progress we’ve made with product development.”

Nine Months Ended September 30, 2012

Total revenues were $101.8 million for the nine-month period ended September 30, 2012 compared to $120.2 million for the nine months ended September 30, 2011. For the nine-month period in 2012, net loss was $3.7 million, or $(0.11) per share, compared to net income of $6.7 million, or $0.20 per diluted share, for the same nine-month period in 2011. On a non-GAAP basis, excluding amortization of intangibles and stock compensation expense, net income for the nine months ended September 30, 2012 was $6.6 million, or $0.19 per diluted share, compared to net income of $15.7 million, or $0.47 per diluted share, for the first nine months in 2011.

Non-GAAP Financial Information

The Company is providing non-GAAP financial information to exclude the effect of stock-based compensation and amortization of intangibles on earnings (loss) and net earnings (loss) per share as a supplement to its consolidated financial statements, which are presented in accordance with generally accepted accounting principles in the U.S., or GAAP.

Management is providing the adjusted net earnings (loss) and adjusted net earnings (loss) per share information for the periods presented because it believes this enables a better comparison of the Company’s financial performance from period-to-period, and to that of its competitors. This press release is not meant to be considered in isolation, or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to the comparable GAAP measures is included in this press release as part of the attached financial tables.

Conference Call Information

Quidel management will host a conference call to discuss the results as well as other business matters today beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). During the conference call, management may answer questions concerning business and financial developments and trends. Quidel’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute material information that has not been previously disclosed.

To participate in the live call by telephone from the U.S., dial (866) 800-8649 or from outside the U.S. dial (617) 614-2703, and enter the passcode 33672354.

A live webcast of the call can be accessed at http://www.quidel.com, and the Web site replay will be available for 14 days. The telephone replay will be available for 48 hours beginning at 8:00 p.m. Eastern Time (5:00 p.m. Pacific Time) today by dialing (888) 286-8010 from the U.S., or (617) 801-6888 for international callers, and entering passcode 50837473.

About Quidel Corporation

Quidel Corporation serves to enhance the health and well being of people around the globe through the development of diagnostic solutions that can lead to improved patient outcomes and provide economic benefits to the healthcare system. Marketed under the QuickVue®, D3® Direct Detection and Thyretain® leading brand names, as well as under the new Sofia® brand, Quidel’s products aid in the detection and diagnosis of many critical diseases and conditions, including, among others, influenza, respiratory syncytial virus, Strep A, herpes, pregnancy, thyroid disease and fecal occult blood. Quidel’s research and development engine is also developing a continuum of diagnostic solutions from advanced lateral-flow and direct fluorescent antibody to molecular diagnostic tests to further improve the quality of healthcare in physicians’ offices and hospital and reference laboratories. For more information about Quidel’s comprehensive product portfolio, visit quidel.com and Diagnostic Hybrids at dhiusa.com.

This press release contains forward-looking statements within the meaning of the federal securities laws that involve material risks, assumptions and uncertainties, including statements that we can meaningfully grow our business. Many possible events or factors could affect our future financial results and performance, such that our actual results and performance may differ materially from those that may be described or implied in the forward-looking statements. As such no forward-looking statement can be guaranteed. Differences in actual results and performance may arise as a result of a number of factors including, without limitation, seasonality, the timing of onset, length and severity of cold and flu seasons, the level of success in executing on our strategic initiatives, our reliance on sales of our influenza diagnostic tests, uncertainty surrounding the detection of novel influenza viruses involving human specimens, our ability to develop new products and technology, adverse changes in the competitive and economic conditions in domestic and international markets, our reliance on and actions of our major distributors, technological changes and uncertainty with research and technology development, including any future molecular-based technology, the medical reimbursement system currently in place and future changes to that system, manufacturing and production delays or difficulties, adverse regulatory actions or delays in product reviews by the U.S. Food and Drug Administration (the “FDA”), compliance with FDA and environmental regulations, our ability to meet unexpected increases in demand for our products, our ability to execute our growth strategy, including the integration of new companies or technologies, disruptions in the global capital and credit markets, our ability to hire key personnel, intellectual property, product liability, environmental or other litigation, potential required patent license fee payments not currently reflected in our costs, potential inadequacy of booked reserves and possible impairment of goodwill, and lower than anticipated acceptance, sales or market penetration of our new products. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. The risks described under “Risk Factors” in reports and registration statements that we file with the SEC from time to time should be carefully considered. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this press release. We undertake no obligation to publicly release the results of any revision or update of the forward-looking statements, except as required by law.

QUIDEL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data; unaudited)

	Three months ended
	September 30, 2012	September 30, 2011

Total revenues	$32,998	$33,108

Cost of sales (excludes amortization of intangible assets from acquired businesses and technology)	14,872	14,996
Research and development	5,085	5,884
Sales and marketing	7,776	6,487
General and administrative	4,759	5,194
Amortization of intangible assets from acquired businesses and technology	1,728	1,791

Total costs and expenses	34,220	34,352

Operating loss	(1,222)	(1,244)

Interest expense	(286)	(485)
Interest income	8	42
Other expense	(27)	-

Total other expense	(305)	(443)

Loss before taxes	(1,527)	(1,687)

Benefit for income taxes	(851)	(574)

Net loss	$(676)	$(1,113)

Basic and diluted loss per share	$(0.02)	$(0.03)

Weighted shares used in basic per share calculation	33,004	33,019
Weighted shares used in diluted per share calculation	33,004	33,019

Gross profit as a % of total revenues	55%	55%
Research and development as a % of total revenues	15%	18%
Sales and marketing as a % of total revenues	24%	20%
General and administrative as a % of total revenues	14%	16%

Condensed balance sheet data (in thousands):	9/30/12	12/31/11

Cash and cash equivalents	$17,842	$61,332
Accounts receivables	17,132	14,646
Inventory	16,909	14,654
Total assets	236,777	278,894
Long term debt	19,000	42,000
Stockholders’ equity	186,668	185,386

QUIDEL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data; unaudited)

	Nine months ended
	September 30, 2012	September 30, 2011

Total revenues	$101,816	$120,212

Cost of sales (excludes amortization of intangible assets from acquired businesses and technology)	43,688	47,579
Research and development	20,433	19,559
Sales and marketing	21,989	18,996
General and administrative	15,812	17,135
Amortization of intangible assets from acquired businesses and technology	5,165	5,342

Total costs and expenses	107,087	108,611

Operating (loss) income	(5,271)	11,601

Interest expense	(985)	(1,639)
Interest income	35	151
Other expense	(27)	-

Total other expense	(977)	(1,488)

(Loss) income before taxes	(6,248)	10,113

(Benefit) provision for income taxes	(2,501)	3,438

Net (loss) income	$(3,747)	$6,675

Basic and diluted (loss) earnings per share	$(0.11)	$0.20

Weighted shares used in basic per share calculation	33,036	32,833
Weighted shares used in diluted per share calculation	33,036	33,189

Gross profit as a % of total revenues	57%	60%
Research and development as a % of total revenues	20%	16%
Sales and marketing as a % of total revenues	22%	16%
General and administrative as a % of total revenues	16%	14%

QUIDEL CORPORATION

Reconciliation of Non-GAAP Financial Information

(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011

	(unaudited)		(unaudited)

Net (loss) income - GAAP	$(676)	$(1,113)	$(3,747)	$6,675

Add: Non-cash stock compensation expense	1,406	1,656	5,001	5,798
Amortization of intangibles	3,609	4,356	10,863	7,907
Income tax impact of non-cash stock compensation expense and amortization of intangibles	(1,755)	(2,044)	(5,552)	(4,660)

Adjusted net income	$2,584	$2,855	$6,565	$15,720

Basic earnings (loss) per share:
Adjusted net earnings	$0.08	$0.09	$0.20	$0.48
Net (loss) earnings - GAAP	$(0.02)	$(0.03)	$(0.11)	$0.20

Diluted earnings (loss) per share:
Adjusted net earnings	$0.08	$0.08	$0.19	$0.47
Net (loss) earnings - GAAP	$(0.02)	$(0.03)	$(0.11)	$0.20